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                                                                    EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to the incorporation herein by reference of our report dated January 21, 2000 relating to the consolidated balance sheets of Packeteer, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule which report appears in the December 31, 1999 Annual Report on Form 10-K of Packeteer, Inc.


/s/ KPMG LLP

KPMG LLP

Mountain View, California
October 4, 2000